Exhibit 10(ai)(6)

SIXTH AMENDMENT TO

PURCHASE & SALE AGREEMENT

THIS SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT is dated as of this 20th day of December, 2006 between RICHARDSON ELECTRONICS, LTD., a Delaware corporation (“Seller”) and TAB CONSTRUCTION COMPANY, an Illinois corporation (“Purchaser”).

RECITALS:

WHEREAS, Seller is the owner of that certain real estate located within the City of Geneva, Kane County, Illinois, commonly known as 715 Hamilton Street, Geneva, Illinois and has executed a Purchase and Sale Agreement dated August 4, 2005 with Purchaser in the connection with the sale of the Property as defined therein to Purchaser (the “Purchase Agreement”); and

WHEREAS, on December 16, 2005, January 31, 2006, February 17, 2006, June 7, 2006 and October 30, 2006, respectively, the parties executed the First, Second, Third, Fourth and Fifth Amendments to Purchase and Sale Agreement and have agreed to further amend the Purchase Agreement; and

WHEREAS, on December 6, 2006 Seller served upon the Purchaser a Notice of Default alleging Purchaser’s default in its meeting of obligations under the Purchase Agreement; and

WHEREAS, the parties have resolved the disputes resulting in the above mentioned Notice of Default.

NOW THEREFORE, in consideration of the foregoing and of the mutual agreements contained herein and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Seller hereby waives all allegations of default against Purchaser described in Seller’s Notice of Default of December 6, 2006, contingent upon the following:

a. Concurrent with its execution hereof, Purchaser shall execute a Direction to Chicago Title Insurance Company authorizing the directing release of the $70,000 corpus of the Earnest Money Escrow to Seller and, in addition, increase the Earnest Money to a total of $100,000, said $30,000 increase to be forwarded directly to Seller, also concurrent with Purchaser’s execution hereof.

b. The Purchase Price set forth in the Purchase Agreement shall be increased from Three Million Dollars ($3,000,000) to Three Million Fifty Thousand Dollars ($3,050,000).

2. Purchaser agrees to the conditions set forth in Paragraph 1 above.

3. The Closing Date is hereby extended to December 29, 2006, time being of the essence.

4. Except as hereby modified the Purchase Agreement, as amended, remains in full force and effect.

5. This Amendment may be executed in counterparts, both of which when taken together shall constitute a single original.

IN WITNESS WHEREOF, the parties have executed this Sixth Amendment as of the date and year first written above.

SELLER:		PURCHASER:

Richardson Electronics, Ltd., a Delaware		TAB Construction Company, an Illinois
corporation		corporation

By:	/S/ EDWARD J. RICHARDSON	By:	/S/ TRACY BURNIDGE
Title:	Chairman, Chief Executive Officer and President		Tracy Burnidge, President